Exhibit 10.3

COLLATERAL AGREEMENT

dated as of

July 16, 2020

among

FACEBANK GROUP, INC,

FUBOTV INC.

and

ACCESS ROAD CAPITAL LLC,

ii

Schedules

Schedule I	Capital Stock; Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims
Schedule IV	Place of Business; Locations of Collateral, Etc.
Schedule V	Deposit Accounts, Securities Accounts, Etc.

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate
Exhibit C	Form of Patent Security Agreement
Exhibit D	Form of Trademark Security Agreement
Exhibit E	Form of Copyright Security Agreement

COLLATERAL AGREEMENT dated as of July 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, this “Agreement”), among FACEBANK GROUP, INC., a Florida corporation (“FaceBank”), FUBOTV INC., a Delaware corporation (“Fubo” and together with FaceBank, each a “Borrower” and collectively, the “Borrowers”), the Guarantors time to time party hereto, and ACCESS ROAD CAPITAL LLC (“Lender”). The Borrowers and Guarantors are sometimes referred to herein individually as a “Grantor” or collectively, as “Grantors.”

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of July 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrowers, the Guarantors time to time party thereto and Lender.

Lender has agreed to extend credit to Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lender to extend credit to Borrowers are conditioned upon, among other things, the execution and delivery of this Agreement by Grantors. Accordingly, the parties hereto agree as follows:

ARTICLE I Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise.

(b) The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” shall mean any Person who is obligated on an Account, Chattel Paper, or a General Intangible.

“Accounts Receivable” shall mean all Accounts and all rights, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Agreement” shall have the meaning assigned to such term in the preamble.

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“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.01.

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Copyright License” shall mean any agreement, now or hereafter in effect, granting any right to any third Person under any Copyright now or hereafter owned by Grantor or that Grantor otherwise has the right to license, or granting any right to Grantor under any Copyright now or hereafter owned by any third Person, and all rights of Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished and whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country or any political subdivision thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule II.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Excluded Property” shall mean the following:

(a) any governmental licenses or state or local franchises, charters and authorizations or any rights, title or interest therein or thereunder, to the extent, but only to the extent, that a grant of security interest therein would violate or result in a breach of or default under the terms of such license, franchise, charter or authorization, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other Applicable Law notwithstanding such prohibition;

(b) any assets owned or hereinafter acquired to the extent that and for so long as the pledge thereof or grant of security interest therein would (i) violate Applicable Law or (ii) require the consent of any governmental authority and the consent therefor has not been obtained;

(c) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement or any rights, title or interest therein or thereunder to the extent, but only to the extent, that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other Applicable Law notwithstanding such prohibition; and

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(d) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

provided, however, that Collateral shall include (and such security interest shall attach) at such time as the contractual or legal prohibition described in clause (a) or clause (b) above shall no longer be applicable and to the extent severable, shall attach to any portion of such license, franchise, charter, authorization, contract, agreement or other asset not subject to the prohibitions specified in clause (a) or clause (b) above, as applicable.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.04.

“First Lien Lenders” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of Grantor of every kind and nature now owned or hereafter acquired by Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, between the Lender and the First Lien Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions thereof.

“IP Security Agreements” shall have the meaning assigned to such term in Section 3.02(b).

“Lender” shall have the meaning assigned to such term in the preamble.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which Grantor is a party, including those listed on Schedule II.

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“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” shall mean any agreement, now or hereafter in effect, granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by Grantor or that Grantor otherwise has the right to license, is in existence, or granting to Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person, is in existence, and all rights of Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Borrowers.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 2.01.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Trademark License” shall mean any agreement, now or hereafter in effect, granting to any third Person any right to use any Trademark now or hereafter owned by Grantor or that Grantor otherwise has the right to license, or granting to Grantor any right to use any Trademark now or hereafter owned by any third Person, and all rights of Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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ARTICLE II Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, Grantor hereby pledges to the Lender, its successors and assigns, and hereby grants to the Lender, its successors and assigns, a security interest in, all of Grantor’s right, title and interest in, to and under (a)(i) the Capital Stock owned by Grantor on the date hereof (including all such Capital Stock listed on Schedule I), (ii) any other Capital Stock obtained after the Closing Date by Grantor and (iii) the certificates and any other instruments representing all such Capital Stock (all the foregoing collectively referred to herein as the “Pledged Stock”), (b)(i) the debt securities held by Grantor on the date hereof (including all such debt securities listed on Schedule I), (ii) any debt securities in the future issued to Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Lender pursuant to the terms of this Section 2.01 and Section 2.02, (d) subject to Section 2.07, all payments of principal or interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 2.07, all rights and privileges of Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, Pledged Stock, Pledged Debt Securities, and Pledged Collateral shall not include any of the aforementioned items with respect to Facebank AG per Section 5.19 of this Agreement.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Lender, its successors and assigns, forever; subject, however, to the terms, covenants and conditions set forth herein.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Grantor agrees to deliver or cause to be delivered to the Lender any and all certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities within forty-five (45) days following the Closing Date.

(b) Grantor agrees promptly to deliver or cause to be delivered to the Lender any and all Pledged Debt Securities.

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(c) Upon delivery to the Lender, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock, membership or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Lender (provided, however, that the Lender must act reasonably with respect to such request(s)) and duly executed in blank and by such other instruments and documents as the Lender may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the Grantor in blank and such other instruments or documents as the Lender may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered. The delivery obligations contained in this Agreement, including but not limited to this Section 2.02, are expressly subject to the limitations in Section 5.18 of this Agreement.

SECTION 2.03. Representations and Warranties. Grantor represents and warrants to and with the Lender that:

(a) Schedule I correctly sets forth, as of the Closing Date and as of each date on which a supplement to Schedule I is delivered pursuant to this Agreement, with respect to Grantor, (i) all Capital Stock owned by Grantor and the percentage of the issued and outstanding shares of each class of the Capital Stock of the issuer thereof represented by such Pledged Stock and (ii) all Pledged Debt Securities owned by Grantor;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I (as of the Closing Date and as of each date on which a supplement to Schedule I is delivered pursuant to this Agreement) as owned by Grantor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than any such transfers made in compliance with the Credit Agreement, subject to the terms of this Agreement (including but not limited to Sections 2.07 and 5.18 of this Agreement), will cause any and all Pledged Collateral, whether for value paid by Grantor or otherwise, to be forthwith deposited with the Lender as set forth in this Agreement;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would reasonably be expected to prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Lender of rights and remedies hereunder;

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(e) Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by Grantor of this Agreement, when any Pledged Securities are delivered to the Lender in accordance with this Agreement, the Lender will obtain a legal, valid and perfected first priority lien (if FaceBank Collateral) and a perfected second priority lien (if Fubo Collateral and subject only to the Lien in favor of the First Lien Lenders to the extent provided in the Intercreditor Agreement or secures any Permitted First Lien Refinancing) upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations to the extent such perfection is governed by the Uniform Commercial Code; and

(h) the pledge effected hereby is effective to vest in the Lender the rights of the Lender in the Pledged Collateral as set forth herein and all action by Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. Grantor acknowledges and agrees that (i) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the Uniform Commercial Code and is governed by Article 8 of the Uniform Commercial Code, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate.

SECTION 2.05. Article 8 Election. Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the Uniform Commercial Code, Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the Uniform Commercial Code, nor shall such interest be represented by a certificate, unless Grantor provides prior written notification to the Lender of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Lender pursuant to the terms hereof.

SECTION 2.06. [Intentionally Omitted].

SECTION 2.07. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Lender shall have given the Grantor notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 8.1(i) and 8.1 (j) of the Credit Agreement):

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(i)	Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of the Lender under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Lender to exercise the same.

(ii)	[Intentionally Omitted].

(iii)	Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Grantor, shall not be commingled by Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender and shall be forthwith delivered to the Lender in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (a)(iii) shall not apply to dividends between or among Grantor and any Subsidiaries consisting only of property subject to a perfected security interest under this Agreement; provided that Grantor notifies the Lender in writing, specifically referring to this Section 2.07 at the time of such dividend and takes any actions the Lender specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified (or shall be deemed to have notified pursuant to Section 2.07(a)) the Grantor of the suspension of their rights under paragraph (a)(iii) of this Section 2.07, then all rights of Grantor to dividends, interest, principal or other distributions that Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.07 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by Grantor contrary to the provisions of this Section 2.07 shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of Grantor and shall be forthwith delivered to the Lender upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this paragraph (b) shall be retained by the Lender in an account to be established by the Lender upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and Grantor has delivered to the Lender certificates to that effect reasonably satisfactory to the Lender, the Lender shall, promptly after all such Events of Default have been cured or waived, repay to Grantor (without interest) all dividends, interest, principal or other distributions that Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.07 and that remain in such account.

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(c) Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified (or shall be deemed to have notified pursuant to Section 2.07(a)) the Grantor of the suspension of their rights under paragraph (a)(i) of this Section 2.07, then all rights of Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.07, and the obligations of the Lender under paragraph (a)(ii) of this Section 2.07, shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, the Lender shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights.

(d) Any notice given by the Lender to the Grantor exercising its rights under paragraph (a) of this Section 2.07 (i) shall be in writing and given as provided in Section 9.1 of the Credit Agreement and (ii) may suspend the rights and powers of the Grantor under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Lender in its sole and absolute discretion) and without waiving or otherwise affecting the Lender’s rights to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE III Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, Grantor hereby pledges to the Lender, its successors and assigns, and hereby grants to the Lender, its successors and assigns, a security interest and Lien (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Accounts;

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(ii)	all Chattel Paper;

(iii)	all cash and Deposit Accounts;

(iv)	all Documents;

(v)	all Goods;

(vi)	all Equipment;

(vii)	all General Intangibles, including all Intellectual Property;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property and all Security Entitlements;

(xi)	all Letter-of-Credit Rights;

(xii)	all Commercial Tort Claims listed on Schedule III (as such Schedule shall be updated from time to time);

(xiii)	all Supporting Obligations;

(xiv)	all Fixtures;

(xv)	all books and records pertaining to the Article 9 Collateral; and

(xvi)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that the Security Interest shall not cover, and the term “Article 9 Collateral” shall not include, the Excluded Property any of the aforementioned items with respect to Facebank AG per Section 5.19 of this Agreement.

(b) Grantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Grantor agrees to provide such information to the Lender within a reasonable amount of time upon request.

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Grantor also ratifies its authorization for the Lender to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Lender is further authorized to file with the United States Patent and Trademark Office and United States Copyright Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by Grantor, without the signature of Grantor, and naming Grantor as debtor and the Lender as secured party.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Lender to, or in any way alter or modify, any obligation or liability of Grantor with respect to or arising out of the Collateral.

(d) Exclusions. Notwithstanding anything to the contrary in this Agreement, the Grantor shall not be required to perfect a security interest in certain assets in circumstances where the Lender, in consultation with the Grantor, reasonably determines that the cost of perfecting the security interest in such assets is excessive in view of the benefit afforded to the Lender therefrom.

SECTION 3.02. Representations and Warranties. Grantor represents and warrants to the Lender that:

(a) Grantor has good and valid rights in and marketable title (or with respect to Intellectual Property that Grantor does not own, to the knowledge of Grantor, a valid license or other right to use) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Lender, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of Grantor and (y) the jurisdiction of organization of Grantor) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Lender based upon the information provided in Section 2 of the Perfection Certificate (or specified by notice from Grantor to the Lender after the Closing Date in the case of filings, recordings or registrations required by the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Lender in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, re-recording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements. Borrower represents and warrants that a fully executed agreement in the form attached as Exhibit C, Exhibit D, or Exhibit E, as applicable (such agreements, the “IP Agreements”) (or fully executed short form agreements in form and substance reasonably satisfactory to the Lender), each containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to issued and applied-for United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Lender for filing or recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Lender in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and no further or subsequent filing, re-filing, recording, re-recording, registration or re-registration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration or recordation thereof) acquired or developed after the date hereof).

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(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other Applicable Law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office or United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than the Liens in favor of the First Lien Lenders with respect to any Fubo Collateral and to the extent provided in the Intercreditor Agreement or securing any Permitted First Lien Refinancing and any Permitted Liens that have priority as a matter of law.

(d) The Article 9 Collateral is owned by the Grantor free and clear of any Lien, except for Permitted Liens. Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other Applicable Laws covering any Article 9 Collateral, (ii) any assignment in which Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens. Grantor does not hold any Commercial Tort Claims except as indicated on Schedule III (as the same may be supplemented from time to time).

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(e) (i) Schedule II lists all issued Patents and pending Patent applications, registered Trademarks and pending applications to register Trademarks, registered Copyrights and pending applications to register Copyrights, registered domain names, and material Licenses (excluding immaterial commercially available software user licenses) owned by Grantor as of the Closing Date. In each case, (i) except as described on Schedule II, if applicable, all Intellectual Property of Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned; (ii) except as described on Schedule II, if applicable, Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property; (iii) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property, or in default or termination of any License; (iv) except as disclosed on Schedule II, if applicable, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property or Grantor’s rights therein or use thereof; and (vi) Grantor has taken commercially reasonable steps to protect the confidentiality of its material trade secrets in accordance with industry standards and to the best of Grantor’s knowledge, there has been no Material Adverse Effect on Grantor’s rights in its trade secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including Grantor’s current and former employees, contractors and agents.

(f) Schedule IV sets forth (i) each place of business of Grantor (including its chief executive office), (ii) all locations where all Inventory and Equipment owned by Grantor is kept and (iii) whether each such Collateral location and place of business (including Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule IV.

(g) All Deposit Accounts and all other depository and other accounts maintained by Grantor are described on Schedule V hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax number of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

(h) Grantor makes each of the representations and warranties made by the Grantor in the Credit Agreement, with some modifications thereto to account for the corporate form of such Grantor or the jurisdiction of organization of such Grantor. Such representations and warranties are incorporated herein by reference as if fully set forth herein.

SECTION 3.03. Covenants.

(a) Grantor shall not, except upon at least ten (10) days’ prior written notice to the Lender (or such shorter period as the Lender may agree to in writing in its sole discretion) (shall be deemed satisfied upon Grantor’s filing or furnishing its 10-Q, 8-K, or 10-K, or other public filing as applicable, with the SEC via the EDGAR filing system or any successor electronic delivery procedures) and delivery to the Lender of all additional financing statements and documents reasonably requested by the Lender as to the validity, perfection and priority of the Security Interests provided for herein, (i) change (A) its name, identity or corporate (or company) structure (entity classification), (B) its jurisdiction of organization, (C) its location of its chief executive office, or (D) its Federal Taxpayer Identification Number or organization number, or (ii) permit (A) any Inventory, Equipment or other Collateral in excess of $100,000 in the aggregate to be kept at a location other than those listed on Schedule IV or (B) any books or records relating to Accounts Receivable in excess of $100,000 in the aggregate be kept at any location other than those listed on Schedule IV (including the establishment of any such new office or facility in respect of Grantor that is not a registered organization). Grantor agrees promptly to provide the Lender with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest (with respect to FaceBank Collateral) or second priority security interest (with respect to Fubo Collateral and subject only to the Lien in favor of the First Lien Lenders to the extent provided in the Intercreditor Agreement or securing Permitted First Lien Refinancing) in all the Article 9 Collateral. Grantor agrees promptly to notify the Lender if any material portion of the Article 9 Collateral owned or held by Grantor is damaged, destroyed or subject to condemnation.

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(b) Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Lender may reasonably request, to prepare and deliver to the Lender within a reasonable amount of time a duly certified schedule or schedules in form and detail reasonably satisfactory to the Lender (provided, however, that the Lender must act reasonably with respect to such request(s)) showing the identity, amount and location of any and all Article 9 Collateral.

(c) Each Fiscal Quarter, at the time of delivery of the quarterly financial statements with respect to the preceding fiscal quarter pursuant to Section 6.1(b) of the Credit Agreement, Grantor shall deliver to the Lender (a) a supplement to Schedule II as to any newly applied for or registered Intellectual Property or any new Licenses, (b) a supplement to Schedule IV as to any new locations of Collateral, and (c) a supplement to Schedule V as to any new Deposit Accounts or other accounts opened or maintained by Grantor (it being acknowledged that the delivery of such supplements shall not waive or be deemed to have waived any Default or Event of Default under the Loan Documents as a result of any actions taken or not taken with respect to the perfection and priority of the Lender’s Liens on the Collateral).

(d) Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Lender in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(e) Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such actions as the Lender may from time to time reasonably request to assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner reasonably satisfactory to the Lender (provided, however, that the Lender must act reasonably with respect to such request(s)).

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Without limiting the generality of the foregoing, Grantor hereby authorizes the Lender, with prompt notice thereof to the Grantor, to supplement this Agreement by supplementing Schedule II, as applicable, entering into additional short-form intellectual property security agreements contemplated by Section 3.02(b) to the extent reasonable or adding additional schedules hereto to identify specifically any asset or item of Grantor that may, in the Lender’s judgment, reasonably constitute Copyrights, Licenses, Patents or Trademarks. Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Lender of the specific identification of such Collateral.

(f) The Lender and such Persons as the Lender may designate shall have the right, at the Grantor’s own cost and expense (to the extent reasonable), to reasonably inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantor’s affairs with the officers of Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Article 9 Collateral for the purpose of making such a verification; provided that the Grantor shall reimburse the Lender for reasonable expenses incurred in connection with such visit or inspection; provided, further, that notwithstanding anything else in this Section 3.03(f), Grantor shall only be required to reimburse Lender for one (1) such inspection per calendar year unless an Event of Default has occurred and is continuing.

(g) At its option, the Lender may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to the Credit Agreement (including but not limited to Section 7.1 or Section 7.2 of the Credit Agreement), and may pay reasonable amounts for the maintenance and preservation of the Article 9 Collateral to the extent Grantor fails to do so as required by the Credit Agreement or this Agreement, and Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing Grantor from the performance of, or imposing any obligation on the Lender to cure or perform, any covenants or other promises of Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

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(h) If at any time Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, Grantor shall pledge such security interest to the Lender pursuant to the terms of this Agreement. Such pledge need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i) Grantor shall remain liable to observe and perform all the material conditions and obligations to be observed and performed by it under each material contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(j) Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by the Credit Agreement (including but not limited to Section 7.2 of the Credit Agreement) or Intercreditor Agreement. Grantor shall not make or permit to be made any transfer of the Article 9 Collateral and Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement or Intercreditor Agreement.

(k) Grantor will not, without the Lender’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which Grantor is engaged.

(l) Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the requirements set forth in the Credit Agreement. Grantor irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Lender may, without waiving or releasing any obligation or liability of Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Lender deems advisable. All sums disbursed by the Lender in connection with this paragraph shall be payable, upon demand, by the Grantor to the Lender and shall be additional Obligations secured hereby.

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(m) Grantor shall reasonably maintain records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Security Interest in the Article 9 Collateral, Grantor agrees, in each case at Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments or Chattel Paper. With respect to any Instruments or Chattel Paper held or acquired by Grantor, Grantor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Lender may from time to time specify.

(b) Deposit Accounts. Except to the extent expressly provided in the Credit Agreement, for each Deposit Account that Grantor at any time opens or maintains, Grantor shall cause the depository bank to enter into a control agreement or other similar agreement with the Lender and Grantor, in form and substance reasonably satisfactory to the Lender , in order to give the Lender “control” (within the meaning set forth in Section 9-104 of the New York UCC) of such account and, so long as an Event of Default under the Credit Agreement has occurred and is continuing, to cause the depositary bank to agree to comply at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of Grantor or any other Person. The Lender agrees with Grantor that the Lender shall not give any such instructions or withhold any withdrawal rights from Grantor, unless an Event of Default under the Credit Agreement has occurred and is continuing.

(c) Investment Property. Except to the extent otherwise provided in Article II, Grantor shall with respect to any held or acquired certificated securities, endorse, assign and deliver the same to the Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If, upon the occurrence and during the continuation of an Event of Default, any securities now held or hereafter acquired by Grantor are uncertificated and are issued to Grantor or its nominee directly by the issuer thereof, Grantor shall notify the Lender within a reasonable amount of time and arrange for the Lender to become the registered owner of the securities. Upon the occurrence and during the continuation of an Event of Default, if any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by Grantor are held by Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, Grantor shall promptly notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Lender (provided, however, that the Lender must act reasonably with respect to such request(s)), either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Lender to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such Commodity Intermediary, in each case without further consent of Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the Uniform Commercial Code) or other Investment Property held through a Securities Intermediary, arrange for the Lender to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such Investment Property. The Lender agrees with Grantor that the Lender shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Lender is the Securities Intermediary.

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(d) Electronic Chattel Paper and Transferable Records. Upon the occurrence and during the continuation of an Event of Default, if Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Grantor shall notify the Lender within a reasonable amount of time thereof and, at the request of the Lender, shall take such action as the Lender may request to vest in the Lender control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(e) [Intentionally Omitted].

(f) Commercial Tort Claims. If Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $100,000, the Grantor shall promptly notify the Lender thereof in a writing signed by Grantor including a summary description of such claim and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender (provided, however, that the Lender must act reasonably with respect to such request(s)).

SECTION 3.05. Covenants Regarding Patent, Trademark, Copyright and Collateral.

(a) Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under Applicable Law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

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(c) Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Grantor shall notify the Lender promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly notifies the Lender, and, upon request of the Lender, executes and delivers any and all agreements, instruments, documents and papers as the Lender may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and Grantor hereby appoints the Lender as its attorney-in-fact to execute and file such writings for the foregoing purposes.

(f) Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third Person, Grantor promptly shall notify the Lender and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all Grantor’s right, title and interest thereunder to the Lender or its designee.

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(i) Grantor shall, at its sole expense, promptly execute and deliver to Lender such further instruments or UCC filings, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and the other Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby and thereby. Grantor hereby irrevocably authorizes Lender and any employee, officer or agent thereof, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing without the signature of Grantor thereto.

ARTICLE IV Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies granted to Lender in this Agreement and in the other Loan Documents, Lender may exercise all rights and remedies of a secured party under the UCC or of a creditor or under any other Applicable Law, and Grantor agrees to deliver each item of Collateral to the Lender on demand, and it is agreed that the Lender shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the Grantor to the Lender or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Lender shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other Applicable Law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, Grantor agrees that the Lender shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. The Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Lender shall give Grantor 10 Business Days’ written notice (which Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Lender’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, Lender may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of Grantor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from Borrowers as a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale pursuant to such agreement and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Lender shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, pursuant to Section 8.4 of the Credit Agreement.

Upon any sale of Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

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SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Lender to exercise rights and remedies under this Agreement upon the occurrence and during the continuation of an Event of Default, Grantor hereby grants to the Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Lender may be exercised, at the option of the Lender, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Lender in accordance herewith shall be binding upon Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act, Etc. In view of the position of the Grantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Grantor recognizes that in light of such restrictions and limitations the Lender may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Grantor acknowledges and agrees that in light of such restrictions and limitations, the Lender, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Lender shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Lender may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Lender sells.

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ARTICLE V Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

SECTION 5.02. Security Interest Absolute. All rights of the Lender hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations or this Agreement.

SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loan, regardless of any investigation made by the Lender and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to Grantor when a counterpart hereof executed on behalf of Grantor shall have been delivered to the Lender and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon Grantor and the Lender and their respective permitted successors and assigns, and shall inure to the benefit of Grantor and the Lender and their respective successors and assigns, except that Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Grantor or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, provided, however, that the Lender shall not assign or otherwise transfer their rights or obligations hereunder to an assignee if (i) an officer, director, member, or affiliate of the assignee would be deemed a “bad actor” as covered by Rule 506(d) of the Securities Act of 1933, as amended (and any such assignment or transfer shall be void) or (ii) the assignee is a competitor to the Borrowers in any business segment (and any such assignment or transfer shall be void) (provided, however, that the assignee may be an aforementioned competitor if the assignee is a state or national bank, state or federal savings and loan association, mutual savings bank, or state or federal credit union).

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SECTION 5.06. Lender’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Lender shall be entitled to reimbursement of its reasonable expenses incurred hereunder as provided in the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, Grantor hereby agrees to indemnify and hold harmless the Lender, and its Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their respective Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages, costs and expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party as a result of the occurrence of an Event of Default (“Claims”). Grantor will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted solely from (i) actions taken or omitted to be taken by such Indemnified Party by reason of its willful misconduct or gross negligence, or (ii) a successful claim by Grantor against such Indemnified Party (“Excluded Claims”). Each Indemnified Party shall give Grantor prompt notice of any Claim with respect to which such Indemnified Party is seeking indemnification hereunder, setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of Grantor (provided, however, that such expense must be reasonable). The Indemnified Parties and the Grantor and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial, and defense of any such Claim and any appeal arising therefrom.1

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 5.06 shall be payable within a reasonable amount of time after written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in the Credit Agreement.

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SECTION 5.07. Lender Appointed Attorney-in-Fact. Grantor hereby appoints the Lender as the attorney-in-fact of Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Lender may deem reasonably necessary to accomplish the purposes hereofto the following extent: Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Lender’s name or in the name of Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require Grantor to notify, Account Debtors to make payment directly to the Lender, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Lender shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith, as determined by a court of competent jurisdiction by final and nonappealable judgment.

SECTION 5.08. Applicable Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of New York without application of the conflicts of laws provisions thereof.

SECTION 5.09. Waivers; Amendment.

(a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time. No notice or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Lender and the Grantor with respect to which such waiver, amendment or modification is to apply.

SECTION 5.10. WAIVER OF JURY TRIAL. Grantor hereby waives all rights to a trial by jury in the event of any litigation with respect to any matter related to this Agreement

SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.04. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including .pdf file) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Consent to Service of Process. Each party hereby irrevocably consents to the jurisdiction of the state and federal courts located in Borough of Manhattan, New York, in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation, each party waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the parties hereto at their addresses set forth in Section 9.1 of the Credit Agreement.

SECTION 5.15. Additional Subsidiaries. Any Subsidiary of Grantor formed or acquired after the Closing Date shall be required to enter into this Agreement as a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Lender and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The rights and obligations of Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement. The joining of any such Subsidiary shall not waive or be deemed to have waived any Event of Default arising as a result of the violation of the Credit Agreement.

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SECTION 5.16. Right of Setoff. If an Event of Default shall have occurred and is continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by Lender to or for the credit or the account of Grantor against any and all of the obligations of Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section 5.16 are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

SECTION 5.17. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any issuer of any Capital Stock for liquidation or reorganization, should Grantor or such issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or such issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 5.18. Satisfaction of Delivery, Perfection, Possession Requirements and Payment of Proceeds. Anything herein contained to the contrary notwithstanding, (i) the delivery of any items of Fubo Collateral, including, without limitation, instruments, chattel paper, negotiable documents and certificated or uncertificated securities, otherwise required to be delivered to the Lender under this Agreement, or under any other collateral document in favor of the Lender, hereby shall be and is deemed satisfied solely by the delivery of all such items of Collateral to the First Lien Lenders under the First Lien Debt Documents, in accordance with the terms of the First Lien Credit Agreement and the Intercreditor Agreement, (ii) possession or “control” (as defined under the Uniform Commercial Code as in effect in all applicable jurisdictions) of any items of Collateral required pursuant to this Agreement, or under any other collateral document in favor of the Lender, hereby shall be and is deemed satisfied solely by the possession or control by the First Lien Lenders of such items of Fubo Collateral in accordance with the terms of the First Lien Debt Documents and the Intercreditor Agreement and (iii) any requirement to pay or turn over proceeds of any item of Collateral (whether before or after the occurrence of an Event of Default) shall be and is deemed satisfied solely by the payment of such proceeds over to the First Lien Lenders in accordance with the terms of the First Lien Debt Documents and the Intercreditor Agreement (and such delivery, possession, control and/or payment shall be and is sufficient to avoid the occurrence of any Default or Event of Default in respect thereof), and no such deliveries or payment to, or possession or control by the Lender shall occur or be required prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement) provided that, from and after the Discharge of First Lien Obligations, the Grantor’s obligations to deliver all such Collateral to Lender in accordance with the terms of this Agreement shall be effective.

SECTION 5.19. FaceBank AG Waiver. Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, the Lender hereby expressly waives any and all rights that it may have under this Agreement and the Loan Documents arising from or related to FaceBank’s sale of 100% of the capital stock of FaceBank AG (the “Facebank AG Sale”) or any of the transaction documents directly related to the Facebank AG Sale so long as the Borrowers do not transfer any of the Borrowers’ or their Subsidiaries’ assets to FaceBank AG prior to the consummation of the FaceBank AG Sale. Accordingly, notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, (i) FaceBank is expressly authorized and permitted under this Section 5.20 of this Agreement to consummate the Facebank AG Sale and the transactions directly related to the Facebank AG Sale, (ii) the aforementioned transactions shall not result in a breach of, or be prohibited by, any of the provisions in this Agreement, and (iii) Facebank AG as well as the assets of Facebank AG shall not be included as Collateral or otherwise as security of any kind under this Agreement (and thus shall not be included on any of the schedules to this Agreement).

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

FACEBANK GROUP, INC.

By:	/s/ Simone Nardi
Name:
Title:

FUBOTV INC.

By:	/s/ David Gandler
Name:
Title:

YORK PRODUCTIONS, LLC

By:	/s/ Alexander Bafer
Name:	Alexander Bafer
Title:	CEO

[signature pages continue]

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RECALL STUDIOS, INC.

By:	/s/ Simone Nardi
Name:	Simone Nardi
Title:	CFO

EVOLUTION AI CORPORATION

By:	/s/ John Textor
Name:	John Textor
Title:	Director

PULSE EVOLUTION CORPORATION

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	CEO

SPORTS RIGHTS MANAGEMENT, LLC

By:	/s/ David Gandler
Name:	David Gandler
Title:	CEO

fuboTV Spain, SL

By:	/s/ David Gandler
Name:	David Gandler
Title:	CEO

[signature pages continue]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENDER:

ACCESS ROAD CAPITAL, LLC

By:	/s/ Idan Shani
Name:	Idan Shani
Title:	COO/CFO